Exhibit 99B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Equity Trust and ING Series Fund, Inc.:

We consent to the use of our report dated July 27, 2007, incorporated herein by reference, on the financial statements of ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III (formerly, ING Principal Protection Fund III), ING Index Plus LargeCap Equity Fund IV (formerly, ING Principal Protection Fund IV), ING Index Plus LargeCap Equity Fund V (formerly, ING Principal Protection Fund V), ING Index Plus LargeCap Equity Fund VI (formerly, ING Principal Protection Fund VI), ING Index Plus LargeCap Equity Fund VII (formerly, ING Principal Protection Fund VII), each a series of ING Equity Trust, and our report dated July 25, 2007, incorporated herein by reference, on the financial statements of ING Index Plus LargeCap Fund, a series of ING Series Fund, Inc., and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

June 20, 2008